As Filed With the Securities and Exchange Commission on January 3, 2013

                                                     Registration No. 333-183814
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               Amendment No. 3 to

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                MIAMI DAYS CORP.
             (Exact name of registrant as specified in its charter)

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
            Nevada                                   5812                            80-0832746
(State or Other Jurisdiction of          (Primary Standard Industrial             (I.R.S. Employer
 Incorporation or Organization)           Classification Code Number)          Identification Number)

                            1504 Bay Road, Suite 924
                              Miami, Florida 33139
                            Telephone:(786)-222-7673
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         Business Fillings Incorporated
                              8040 Excelsior Drive
                          Suite 200. Madison, WI 53717
                   Telephone: (800)-981-7183 or (608)-827-5300
    (Address, including zip code, and telephone number, Including area code, of agent for service)

                                   Copies To:
                                David Lubin, Esq.
                         David Lubin & Associates, PLLC
                                 10 Union Avenue
                                     Suite 5
                               Lynbrook, NY 11563
                            Telephone: (516) 887-8200
                            Facsimile: (516) 887-8250
                           david@dlubinassociates.com

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
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
===========================================================================================================
Title of Each Class          Amount of         Proposed Maximum       Proposed Maximum         Amount of
of Securities to be         Shares to be        Offering Price       Aggregate Offering      Registration
   Registered              Registered (1)        per Share (2)              Price                Fee
-----------------------------------------------------------------------------------------------------------
Common Stock                10,000,000              $0.01               $100,000.00            $11.46*
===========================================================================================================
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(1)  Pursuant to Rule 416 (b), this registration statement shall be deemed to cover the additional securities of the same class as the securities covered by this registration statement issued or issuable prior to completion of the distribution of the securities covered by this registration statement as a result of a split of, or a stock dividend on, the registered securities.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.
*    Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                                   PROSPECTUS
                   SUBJECT TO COMPLETION, DATED ______, 2012

                                MIAMI DAYS CORP.

                        10,000,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of Miami Days Corp. and no public market currently exists for the securities being offered. A public market may never develop for the securities being offered, or, if a market develops, may not be sustained.

We are offering for sale a total of 10,000,000 shares of common stock at a fixed price of $0.01 per share in a direct public offering, without any involvement of underwriters or broker-dealers. The shares of common stock to be sold by us will be sold on our behalf by our President, without commission or other remuneration.The offering does not require that we sell a minimum number of shares; therefore not all of the shares may be sold. The amount raised may be minimal and there is no assurance that we will be able to raise sufficient amount to cover our expenses and may not even cover the costs of the offering. Should we be successful in selling all of the shares offered, we will receive $100,000 in proceeds before expenses. Any funds received as a part of this offering will be immediately available to us for our use. We have not made any arrangements to place the proceeds from this offering in an escrow, trust or similar account.

The shares are being offered at a fixed price of $0.01 per share for a period of one year (unless extended for up to an additional six months in the sole discretion of our board of directors) from the effective date of this prospectus. The offering shall terminate on the earlier of (i) the date when the sale of all 10,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 10,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) one year after the effective date of this prospectus, unless extended for up to an additional six months in the sole discretion of our board of directors.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act ("JOBS Act").

We are a development stage company with nominal operations and assets . As a result, we are considered a shell company under Rule 405 of the Securities Act and are subject to additional regulatory requirements as a result of this status, including limitations on our shareholder's ability to re-sell their shares in our company, as well as additional disclosure requirements. Accordingly, investors should consider our shares to be a high-risk and illiquid investment. Refer to the section entitled "Risk Factors" on pages 7-16.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER "RISK FACTORS" BEGINNING ON PAGE 7.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Any funds received as a part of this offering will be immediately deposited into the company's bank account and be available for our use. We have not made any arrangements to place funds in an escrow, trust or similar account for general business purposes as well as to continue our business and operations. If we fail to raise enough capital to commence operations investors may lose their entire investment and will not be entitled to a refund.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

                The date of this prospectus is ___________, 2012

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                            3
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS                     6
RISK FACTORS                                                                  7
USE OF PROCEEDS                                                              17
DETERMINATION OF OFFERING PRICE                                              17
DILUTION                                                                     18
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS                   18
DESCRIPTION OF BUSINESS                                                      25
DESCRIPTION OF PROPERTY                                                      29
EMPLOYEES AND EMPLOYMENT AGREEMENTS                                          30
LEGAL PROCEEDINGS                                                            30
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS                  30
EXECUTIVE COMPENSATION                                                       31
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                               32
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT               32
PLAN OF DISTRIBUTION                                                         33
DESCRIPTION OF SECURITIES                                                    35
INDEMNIFICATION  FOR SECURITIES ACT LIABILITIES                              37
LEGAL MATTERS                                                                37
INTERESTS OF NAMED EXPERTS AND COUNSEL                                       37
FINANCIAL STATEMENTS                                                         38
AVAILABLE INFORMATION                                                        38
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE                                                         38
INDEX TO THE FINANCIAL STATEMENTS                                           F-1

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

                               PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," AND "MIAMI DAYS CORP." REFERS TO MIAMI DAYS CORP. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

                                MIAMI DAYS CORP.

We were incorporated in the State of Nevada on July 5, 2012. We are a development stage company, which is in the business of preparing and selling fast food. We have not opened any fast food outlets to date and have no revenues and have limited operating history. Our independent registered public accountants have issued a going concern opinion concerning our financial statements for the period ended July 31, 2012. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement our business plan.

Miami Days Corp. was incorporated in Nevada on July 05, 2012. Our principal executive office is located at Suite 924, 1504 Bay Road, Miami, Florida 33139. Our phone number is (786)-222-7673. We intend to use the net proceeds from this offering to develop our business operations (See "Description of Business" and "Use of Proceeds").

To date we have incorporated our company and paid the state fees. We have prepared a business plan and have executed an agreement with Slavko Didic to rent a food outlet with an office at the rear in order to conduct our business at Save Jovsica 9E, Zvezdara 11000, Belgrade, Serbia. We have purchased a chest freezer Gorenje FH330W that we intend to use for storing raw food items. We have also purchased an Internet domain name. Currently, we are proceeding with development of our company website and conducting market research related to the business market related to food and restaurants.. We have also researched government regulations applicable to our proposed business.


As of December 6, 2012, our cash on hand is $70.84 and our liabilities are $6,600, representing the amount we owed to Bojan Didic, our sole officer and director.We must raise additional capital in order to continue operations and to implement our plan of operations. Without any additional funding we will run out of cash almost immediately during the month of December 2012. To continue operations we must raise $2,615 per month, which is our monthly burn rate until we complete our offering. This burn rate includes expenses associated with our S-1 filing, including audit fees, accounting fees, legal fees, and other corporate and professional payments.This funding will most likely come in the form of director loans although we have no formal agreements to this effect. After we complete our offering, we will require $33,700 to carry out our plan of operations for the next 12 months, which estimated monthly burn rate of $2,808, post offering, includes business and monthly rent expenses, and expenses associated with public reporting obligations.The implied aggregate market value of our common stock based upon the proposed offering price of $0.01 per share is $40,000 prior to the sale securities in this offering and $140,000 assuming a sale of 10,000,000 shares in this offering. We have a stockholders' deficit of $5,821.

We have certain fixed long term financing requirements. We anticipate the annual cost of running one fast food outlet to be approximately $65,000. This is based on our estimatedl cost of running one fast food outlet to be $48,320, the annual public company reporting costs to be $10,000 and the repayment of the debt owed to Mr. Didic currently in the amount of $6,600.

The Company's goal is to prepare and sell fast food in the Balkan region, initially in the country of Serbia. We plan to sell traditional Serbian fast food, which includes barbequed beef, pork, lamb, chicken, hamburgers, cheeseburgers, minced meat pies, French fries and traditional Serbian salads, pickles and garnish.


We have a specific business plan and do not intend to engage in any merger, acquisition or business reorganization with any entity. The Company has a very specific business plan and has commenced its operations. From inception until the date of this filing, we have had limited operating activities. Our financial statements from inception (July 5, 2012) through our last quarter ended October 31, 2012, reports no revenues and a net loss of $9,821. We require a minimum funding of $33,700 to implement our 12 month plan of operations, and if we are unable to obtain this level of financing, our business may fail. We have determined that $33,700 is the minimum amount required to establish, equip and furnish one initial restaurant in Serbia with a company office and for reporting expenses as a public company. If we are successful at raising this minimum amount, we believe that we will be able to continue operations for 12 months and open one pilot fast food restaurant outlet by January 2014.


We do not anticipate earning revenues until we enter into commercial operation. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully effectuate our business plan or assemble, construct and sell any products or services related to our planned activities. As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Our sole officer and director currently intends to only devote approximately 20 hours per week to our business and operations. We intend to hire a local manager within the first 12 months of operations, however until then our sole officer will be managing a restaurant located in Serbia while our principal office is currently located in Florida.

PLAN OF OPERATIONS AT VARIOUS FUNDING LEVELS:

                                     $25,000     $50,000     $75,000    $100,000
                                     -------     -------     -------    --------
Proceeds less public reporting
fees will be used as follows:
  Kitchen and food equipment         $ 4,500     $13,500     $15,000     $22,000
  Marketing & advertising            $ 2,000     $ 6,000     $10,000     $17,000
  Office equipment                   $ 2,000     $ 2,000     $ 3,000     $ 4,000
  Hiring personnel and Salaries      $ 2,700     $ 3,000     $ 8,000     $10,000
  Inventory of  raw food products    $ 1,500     $ 4,500     $ 8,000     $13,000
  Rent                               $ 2,300     $11,000     $24,000     $24,000

$25,000 FUNDING LEVEL: we will run out of funds allocated for rent and will rely on director loans to pay for this expense by month 3 of our 12 month plan of operations

$50,000 FUNDING LEVEL: more personnel are hired in month 12 of operations. Operations expand and expenditures increase as stated in the table above. By expanding our operations, we purchase more equipment and raw products, hire more personnel and increase marketing efforts.

$75,000 FUNDING LEVEL: rent additional space to open an additional location for an added cost of $1,000 per month during month 1 of plan of operations. Operations expand from previous funding level and expenditures increase as stated in the table above and work capacity increases in each location.

$100,000 FUNDING LEVEL: operations expand further from previous funding level and expenditures increase further as stated in the table above, this allows us to run 2 locations and have significantly greater marketing effortsand hire more personnel.

The Issuer:                   MIAMI DAYS CORP.

Securities Being Offered:     10,000,000 shares of common stock

Price Per Share:              $0.01

Duration of the Offering:     The offering shall terminate on the earlier of:
                              (i)the date when the sale of all 10,000,000 common shares is completed;

                              (ii) one year from the date of this prospectus; (unless extended for up to an additional six months in the sole discretion of our board of directors) or
                              (iii) prior to one year at the sole determination of the board of directors.

Net Proceeds                  $100,000.00

Securities Issued and
Outstanding:                  There are 4,000,000 shares of common stock issued
                              and outstanding as of the date of this prospectus, held solely by our sole officer and director, Bojan Didic

Registration Costs            We estimate our total offering registration costs
                              to be approximately $10,000.00

Risk Factors                  See "Risk Factors" and the other information in
                              this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below presents our summary financial information for the periods indicated and should be read in conjuntion with the information contained in "Management's Discussion and Analysis or Plan of Operations" and our financial statements and related notes appearing elsewhere in this propsectus.

FINANCIAL SUMMARY

                                                               July 31, 2012 ($)
                                                               -----------------

Cash and Cash Equivalents                                          7,775.00
Total Assets                                                       7,775.00
Total Liabilities                                                  4,100.00
Total Stockholder's Equity                                         3,675.00

STATEMENT OF OPERATIONS

                                                                Accumulated From
                                                                  July 05, 2012
                                                                 (Inception) to
                                                               July 31, 2012 ($)
                                                               -----------------

Total Expenses                                                       325.00
Net Loss for the Period                                             (325.00)
Net Loss per Share                                                     0.00

FINANCIAL SUMMARY

                                                            October 31, 2012 ($)
                                                            --------------------

Cash and Cash Equivalents                                             429
Fixed Assets                                                          350
Total Assets                                                          779
Total Liabilities                                                   6,600
Total Stockholder's Equity                                         (5,821)

STATEMENT OF OPERATIONS

                                                              Accumulated From
                                                                July 5, 2012
                                                               (Inception) to
                                                            October 31, 2012 ($)
                                                            --------------------

Total Expenses                                                     (9,821)
Net Loss for the Period                                            (9,821)
Net Loss per Share                                                   0.00

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statements that are not purely historical or do not relate to present facts or conditions which may be considered as forward-looking statements." Such forward-looking statements include, but are not limited to, statements regarding our Company and management's expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the offering on the parties' individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipates," "believes," "continue," "could," "estimates," "expects," "intends," "may," "might," "plans," "possible," "potential," "predicts," "projects," "seeks," "should," "will," "would" and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties' control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

                                  RISK FACTORS

In addition to the other information in this prospectus Miami Days Corp. has identified a number of risk factors that the Company faces. You should carefully consider the risks described below and the other information in this prospectus and our financial statements and related notes before investing in our common stock. Investors should be aware of the existence of these factors and should consider them carefully in evaluating our business before purchasing the shares offered in this prospectus.

An investment in our common stock involves a high degree of risk. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

OUR SHORT OPERATING HISTORY MAKES OUR BUSINESS DIFFICULT TO EVALUATE

We are a development stage company, with no significant history of operations. We were incorporated on July 5, 2012, and we are a startup company with very little operating history. Our business is in the early stage of development and we have not generated any revenues to date. Significant additional development and marketing of our business is necessary prior to our achieving revenues or profitability.

Accordingly, we have a limited operating history upon which to base an evaluation of our business and prospects. We may not successfully implement all or any of our business strategies or successfully address the risks and uncertainties that we encounter. These potential uncertainties include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. Prior to having an inventory of products to sell, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We have determined our monthly post- offering "burn rate" to be $2,808. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE WE ARE CONSIDERED TO BE A "SHELL COMPANY" UNDER APPLICABLE SECURITIES RULES, INVESTORS MAY NOT BE ABLE TO RELY ON THE RESALE EXEMPTION PROVIDED BY RULE 144 OF THE SECURITIES ACT. AS A RESULT, INVESTORS MAY NOT BE ABLE TO RE-SELL OUR SHARES AND COULD LOSE THEIR ENTIRE INVESTMENT.

We are considered to be a "shell company" under Rule 405 of Regulation C of the Securities Act. A "shell company" is a company with either no or nominal operations or assets, or assets consisting solely of cash and cash equivalents. As a result, our investors are not allowed to rely on Rule 144 of the Securities Act for a period of one year from the date that we cease to be a shell company. Because investors may not be able to rely on an exemption for the resale of their shares other than Rule 144, and there is no guarantee that we will cease to be a shell company, they may not be able to re-sell our shares in the future and could lose their entire investment as a result.

BECAUSE WE ARE CONSIDERED TO BE A "SHELL COMPANY" UNDER APPLICABLE SECURITIES RULES, WE ARE SUBJECT TO ADDITIONAL DISCLOSURE REQUIREMENTS IF WE ACQUIRE OR DISPOSE OF SIGNIFICANT ASSETS IN THE COURSE OF OUR BUSINESS. WE WILL INCUR ADDITIONAL COSTS IN MEETING THESE REQUIREMENTS, WHICH WILL ADVERSELY IMPACT OUR FINANCIAL PERFORMANCE AND, THEREFORE, THE VALUE OF YOUR INVESTMENT.

Because we are considered to be a "shell company" under Rule 405 of Regulation C of the Securities Act, we are subject to additional disclosure requirements if we entered into a transaction which results in a significant acquisition or disposition of assets. In such a situation, we must provide prospectus-level, detailed disclosure regarding the transaction, as well as detailed financial information. In order to comply with these requirements, we will incur additional legal and accounting costs, which will adversely impact our results of operations. As a result, the value of an investment in our shares may decline as a result of these additional costs.

RULE 144 SAFE HARBOR IS UNAVAILABLE FOR THE RESALE OF SHARES ISSUED BY US UNLESS AND UNTIL WE CEASE TO BE A SHELL COMPANY AND HAVE SATISFIED THE REQUIREMENTS OF RULE 144(I)(1)(2)

We are a "shell company" as defined by Rule 12b-2 promulgated under the Exchange Act. Accordingly, the securities in this offering can only be resold through registration under the Securities Act, meeting the safe harbor provisions of paragraph (i) of Rule 144, or in reliance upon Section 4(1) of the Securities Act of 1933 for non-affiliates.

Rule 144 safe harbor is unavailable for the resale of shares issued by us unless and until we have ceased to be a shell company and have satisfied the requirements of Rule 144(i)(1)(2).

The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to Rule 144, one year must elapse from the time a "shell company", as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a "shell company" and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144.

The term "Form 10 information" means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

We need the proceeds from this offering to start our operations. Our offering has no minimum. Specifically, there is no minimum number of shares that needs to be sold in this offering for us to access the funds. Given that the offering is a best effort, self-underwritten offering, we cannot assure you that all or any shares will be sold. We have no firm commitment from anyone to purchase all or any of the shares offered. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. We anticipate that we must raise the minimum capital of approximately $33,700 to execute our business plan and maintain a reporting status with the SEC. Therefore, if we sell less than 33,7% of the shares in this offering, we will need additional funding to complete further development of our business plan. As of the date of this prospectus, we have not taken any steps to seek additional financing other than this offering. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

BECAUSE OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS HAVE ISSUED A GOING CONCERN OPINION, THERE IS SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS, IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our independent registered public accountants have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment. If we are unable to obtain additional working capital our business may fail.

AS WE ARE A DEVELOPMENT STAGE COMPANY, OUR FAILURE TO SECURE ADDITIONAL FINANCING MAY AFFECT OUR ABILITY TO SURVIVE.

We will require additional financing in order to establish profitable operations such financing may not be forthcoming. We currently have no arrangements for any financings other than this offering. Even if additional financing is available, it may not be available on terms we find favorable. Failure to secure needed additional financing will have a very serious effect on our ability to develop operations or maintain our business.

While we plan to hire a local manager in the following twelve months, until we are able to locate and hire a qualified manager, while our sole officer resides in the U.S. it may be difficult for him to operate the Company's place of business in Serbia as he will not be able to supervise and monitor daily business operations which may have an adverse affect on our operations.

WE HAVE NOT YET OPENED A FAST FOOD OUTLET AND OPENING A BUSINESS IN A FOREIGN COUNTRY WHILE OUR SOLE OFFICER AND DIRECTOR RESIDES IN THE U.S. MAY ADVERSELY IMPACT ON OUR SUCCESS.


While our sole officer and director plans to make trips to Belgrade, Serbia, the intended location of the fast food outlet, he resides in the United States and may not be able to dedicate sufficent time in Serbia to accomplish all the plans projected with the business. The travel funds will be used from Mr. Didic's personal funds and Mr. Didic will not seek reimbursement from the company for any such funds.While we plan to hire a local manager in the following twelve months, subject to adequate funding, until we are able to locate and hire a qualified manager, while our sole officer resides in the U.S. it may be difficult for him to operate the Company's place of business in Serbia as he will not be able to supervise and monitor daily business operations which may have an adverse affect on our operations.


WE ARE DEPENDENT UPON LOANS FROM OUR SOLE OFFICER AND DIRECTOR.

We have been utilizing and may utilize funds from Bojan Didic, our sole officer and director, who has informally verbally agreed to advance funds to allow us to pay for offering costs, filing fees, professional fees, including fees payable in connection with the filing of this registration statement and operating expenses. There is no maximum amount of funds that Mr. Didic has agreed to advance. Mr. Didic has no formal commitment, arrangement or legal obligation to advance or loan funds to us. As of December 6, 2012, we owe Mr. Didic $6,600 for funds advanced to us by Mr. Didic as of such date. The loan is non-interest bearing, unsecured and due on demand. If Mr. Didic should decide not to continue advancing funds to us, or to advance funds when needed we will not have such funds for our operations and to effectuate our business plan. There is no due date for the repayment of the funds advanced by Mr. Didic. Mr. Didic will be repaid from revenues of operations when and if we generate revenues to pay the obligation. There can be no assurances as to the timing of when we will generate revenues, if at all. However Mr. Didic can demand repayment of the outstanding loans at any time. Mr. Didic may demand payment prior to us generating revenues or raising other funding. If he does,we may not have funds sufficent to make such repayment which would result in our defaulting on such loan and our company may become insolvent and we may not have funds necessary for our operations. We may also not be able to pay for the expenses involved in the registration process.

OUR SOLE OFFICER AND DIRECTOR DOES NOT CURRENTLY RECEIVE ANY COMPENSATION FOR SERVICES PROVIDED TO THE COMPANY.

Bojan Didic, our sole officer and director currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the Company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be. If we are unable to compensate Mr. Didic in the future, he may not agree to remain with the Company, and the loss of our sole officer and director would adversely affect our operations. Additionally, as the sole member of management, Mr. Didic will have the discretion to set compensation and may decide to pay himself salary at any time, thereby diverting funds needed for operations. There is a potential conflict of interest in that our director and officer has the authority to determine issues concerning management compensation which may not be in the best interests of the Company or its shareholders.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH WILL ULTIMATELY RESULT IN A CESSATION OF OPERATIONS.

We currently have no customers to purchase any products from us or services. We have not identified any customers and we cannot guarantee we ever will have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations. Entire investment into this company is likely to be lost if we cannot provide goods and services at prices which generate profit.

FAILURE OF THIRD PARTIES, THAT ARE RELATED TO OUR BUSINESS, TO PROVIDE RELIABLE SERVICES OR PROVIDE QUALITY PRODUCT IN A TIMELY MANNER COULD CAUSE DELAYS IN THE DELIVERY OF OUR SERVICES AND COMPLETION OF OUR PROJECTS, WHICH COULD DAMAGE OUR REPUTATION, HAVE A NEGATIVE IMPACT ON OUR RELATIONSHIPS WITH OUR CUSTOMERS AND ADVERSELY AFFECT OUR GROWTH.

Our success depends on our ability to make sales, provide services and complete projects in a timely manner, which in part could depend on the ability of third parties to provide us with timely and reliable products and services. In making sales and providing services, we rely on products that meet our needs and specifications. The warranties provided by our possible third-party suppliers typically limit any direct harm we might experience as a result of us relying on their products and services. Miami Days Corp. will need to engage a firm that will supply maintenance works and repairs to the company's equipment, refrigeration and heating units. A refrigerated food cabinet, freezer chest, aspirator, air conditioning unit, heating and cooking appliances are expected to be within the basic standard list of company's inventory which will need to be regularly serviced and sustained by a third party or a contractor. We expect to have a supplier of meet. Our company will be dependent on quality of butcher's products, and efficiency of his service and quality of his meet is likely to have a direct impact on the business. There can be no assurance that a supplier will be willing or able to fulfill its contractual obligations and make necessary repairs or replace equipment that we may use. In addition, warranties generally expire within one to five years or may be of limited scope or provide limited remedies. If we are unable to avail ourselves of warranty protection, we may incur liability to our clients or additional costs related to the affected services or products, including costs and expenses to resolve the problem, which could have a material adverse effect on our business, financial condition and operating results.

Moreover, any delays, malfunctions, inefficiencies or interruptions in these products or services -- even if covered by warranties -- could adversely affect the quality and performance of our work. This could cause us to experience difficulty retaining current clients and attracting new customers, and could harm our business, reputation and growth. In addition, any significant interruption or delay by our suppliers in delivery of services or products on which we depend could require us to expend considerable time, effort and expense to establish alternate sources for such products and services.

THE NATURE OF OUR BUSINESS EXPOSES US TO POTENTIAL LIABILITY CLAIMS AND CONTRACT DISPUTES WHICH MAY REDUCE OUR PROFITS.

Although we have not been party to any legal claims against us, we may in future be named as a defendant in legal proceedings where parties may make a claim for damages or other remedies with respect to our projects or other matters. Miami Days Corp. may be exposed to personal injury claims that arise from ingestion of allegedly bad food, as well as claims for damages. Such a legal demand may arise from a customer or a worker. Company could also find itself in a legal dispute of a contractual agreement with a supplier or an employee. If it is determined that we have liability, we may not be covered by insurance or, if covered, the dollar amount of these liabilities may exceed our policy limits. Any liability not covered by our insurance, in excess of our insurance limits or, if covered by insurance but subject to a high deductible, could result in a significant loss for us, which claims may reduce our profits and cash available for operations.

THE FAST FOOD BUSINESS IS HIGHLY COMPETITIVE AND THERE IS NO ASSURRANCE THAT WE WILL BE ABLE TO COMPETE EFFECTIVELY.

Fast food is a vibrant business market and competition is high. We are going to work in an industry which is highly competitive and serviced by various small, medium and large companies. When we rate competition as high, we mean that chances of a potential customer to go to another food outlet and not to Miami Days is high. Some of the competitors may have lower overhead cost structures by having already acquired large turnover and maybe able to provide their products and services at lower rates than us. There can be no assurance that our company will not encounter increased competition from some new market entrants that may be significantly larger and have greater financial and marketing resources. Miami Days Corp. is entering the fast food restaurant market in a small capacity, we will compete for sales with numerous companies where many of them already have built client base and have established and spread their advertising and marketing campaign. In addition, same existing and future competitors may seek to gain or retain market share by reducing their product and service prices while being able to increase their volumes of sales. In that case our company may be needing to lower its own prices of it's products and services, which may adversely affect operating results.

THE FOOD INDUSTRY IS SUBJECT TO GENERAL ECONOMIC CONDITIONS.

The Company believes that our industry is sensitive to economic conditions, including national economic changes, regional conditions in business, local and international low downs in the food industry, food production, in advertisement and marketing, commercial activity, etc. In addition, our company's operating results may be adversely affected by increases in interest rates that may lead to a decline in economic activity. There can be no assurance that adverse or other economic or competitive conditions, both in the Balkans and the US., will not have a material adverse effect on our business operating results and financial condition.

AS AN "EMERGING GROWTH COMPANY" UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     - have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
     - comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
     - submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
     - disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our sole Chief Executive Officer and director, Mr. Bojan Didic, will only be devoting limited time to our operations. Mr. Didic intends to devote approximately twenty hours per week to our affairs. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Bojan Didic from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Didic may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

BECAUSE OUR SOLE OFFICER AND DIRECTOR OWNS 100% OF THE COMPANY'S SHARES AND WILL OWN 28.57% UPON THE SUCCESSFUL COMPLETION OF THIS OFFERING, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

As of the date of this prospectus, Mr. Didic, our sole officer and director, owns 100% of the company's shares and will own 28.57% of our common stock if all of the shares registered as part of this offering are sold. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, issuance of additional shares, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Didic may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders. For example, the future issuance of additional shares may result in substantial dilution in the percentage of our common stock held by existing shareholders.

BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR YOUR SUBSCRIPTION, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY, OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND ATTACHES THE SUBSCRIPTION, YOU WILL LOSE YOUR INVESTMENT REGARDLESS OF THE NUMBER OF SECURITIES SOLD IN THE OFFERING.

Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription. If that happens, you will lose your investment and your funds will be used to pay creditors.

THE FAST FOOD BUSINESS WE INTEND TO OPERATE IS DEPENDENT ON RAPID TURNOVER AND CUSTOMER SATISFACTION.

Raw food that we buy will have limited shelf life, turnover has to happen in a relatively short period of time, otherwise losses will occur. This puts a considerable risk on the business. Ready food is subject to evaluation by the consumer immediately; business of ready to eat food can be exposed to bad criticism and anti advertising very fast.

ANTICIPATED COSTS MAY CHANGES AND UNLESS WE ARE ABLE TO GENERATE REVENUES TO COVER OUR RAW MATERIALS AND OPERATING COSTS, OUR BUSINESS WILL FAIL.

We have substantial concerns about our future food and drinks sales. We do not know whether we will be able to generate revenues sufficient to cover the costs of running our fast food business. The money we spend on raw products such us raw meat, vegetables, pickles, sauces, oils, cheese, fruits, syrups, water and so forth as well as the cost of equipment, salaries, rent and utilities could be greater than the revenue we receive from selling our processed and prepared food and drinks. Anticipated milestones in our first year of business operations are subject to changes. For example expected prices on equipment can end up being greater than stated in our plan of operations and equiping the office, kitchen, setting up the working area, hiring cooks, a sales team, cleaners, employing a manager, getting the company website up and running and entering into formal agreements could take longer than planned. Also, the rise in the cost of raw and other food products will have an adverse effect on our profitabilty, if any. We may be unable to raise prices on our sale of foods since we plan to operate in the fast food market which may not bear higher prices. If we are unable to cover such operating or rising food costs, our business will fail. In addition, any unforeseen problems with any of these factors can have an adverse effect on our business.

THE SUCCESS OF OUR FOOD OUTLETS IS DEPENDENT UPON BUILDING AND MAINTAINING A CUSTOMER BASE FOR SERBIAN CUISINE.

We are not sure if customers in the United States will take to Serbian cuisine while potential customers in the Balkans might already be overwhelmed with the wide choice of similar authentic fast food already available throughout the region. If we are unable to develop and maintain customer loyalty we will not be able to generate sales and our fast food business will not succeed.

RISKS ASSOCIATED WITH THIS OFFERING

WE ARBITRARILY DETERMINED THE PRICE OF THE SHARES OF OUR COMMON STOCK TO BE SOLD PURSUANT TO THIS PROSPECTUS, AND SUCH PRICE DOES NOT REFLECT THE ACTUAL MARKET PRICE FOR THE SECURITIES. CONSEQUENTLY, THERE IS AN INCREASED RISK THAT YOU MAY NOT BE ABLE TO RE-SELL OUR COMMON STOCK AT THE PRICE YOU BOUGHT IT FOR.

The initial offering price of $0.01 per share of the common stock offered pursuant to this prospectus was determined by us arbitrarily. The price is not based on our financial condition or prospects, on the market prices of securities of comparable publicly traded companies, on financial and operating information of companies engaged in similar activities to ours, or on general conditions of the securities market. The price may not be indicative of the market price, if any, for our common stock in the trading market after this Offering. If the market price for our stock drops below the price which you paid, you may not be able to re-sell out common stock at the price you bought it for.

Our common stock may never be quoted on the OTC Bulletin Board. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, and there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB. When/if our shares of common stock commence trading on the OTC Bulletin Board, the trading price will fluctuate significantly and stockholders may have difficulty reselling their shares.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. Our common stock may never be quoted on the OTC Bulletin Board. When/if our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and
(viii) general economic trends.

In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

THE REGULATION OF PENNY STOCKS BY SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and rules of the Commission. We are subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000.00 or individuals having a net worth in excess of $1,000,000.00 or having an annual income that exceeds $200,000.00 (or that, when combined with a spouse's income, exceeds $300,000.00). For transactions covered by the rule, the broker-dealer must make a special suitability determination of the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop, because it imposes additional regulatory burdens on penny stock transactions.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President Bojan Didic, who will receive no commissions. He will offer the shares to friends, family members, and business associates. However, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board ("OTCBB"). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Miami Days Corp. and anyone acting on its behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. We estimate the anticipated costs of being a public company to be approximately $10,000 per year. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Bojan Didic, our sole officer, has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

WE MAY BE EXPOSED TO POTENTIAL RISKS AND SIGNIFICANT EXPENSES RESULTING FROM THE REQUIREMENTS UNDER SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

If we become registered with the SEC, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. Currently, we have no employees. We do not intend to develop or manufacture any products, and consequently have no products in development, manufacturing facilities or intellectual property rights. As we develop our business, obtain regulatory approval, hire employees and consultants and seek to protect our intellectual property rights, our, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

However, as an "emerging growth company," as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

WE MAY IN THE FUTURE ISSUE ADDITIONAL SHARES OF COMMON STOCK, WHICH WILL DILUTE SHARE VALUE OF INVESTORS IN THE OFFERING.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 4,000,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors in the offering, and might have an adverse effect on any trading market for our common stock.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01 The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. The offering scenarios presented are for illustrative purposes only, the actual amount of proceeds, if any, may differ. There is no assurance that we will raise the full $100,000 as anticipated.

                                         $25,000.00       $50,000.00       $75,000.00      $100,000.00
                                         ----------       ----------       ----------      -----------
Legal and professional fees
(public company reporting costs)         $10,000.00       $10,000.00       $10,000.00       $10,000.00
Net proceeds                             $15,000.00       $40,000.00       $65,000.00       $90,000.00
The net proceed will be used:
  Food tools, equipment                  $ 4,500.00       $13,500.00       $13,000.00       $23,000.00
  Marketing, advertising                 $ 2,000.00       $ 3,000.00       $10,000.00       $17,000.00
  Equipping the office                   $ 2,000.00       $ 2,000.00       $ 3,000.00       $ 4,000.00
  Staff hiring and salaries              $ 2,700.00       $ 3,000.00       $ 8,000.00       $10,000.00
  Inventory of  raw food products        $ 1,500.00       $ 4,500.00       $ 8,000.00       $13,000.00
  Rent                                   $ 2,300.00       $11,000.00       $23,000.00       $23,000.00

The $2,300 allocated to rent at the 25% funding level will not be sufficient to cover our rent expense. Our rental agreement with Slavko Didic has a base rent of $1,000 per month or $12,000 per year. Bojan Didic, our director, has agreed to loan the Company the funds necessary to cover this rent expense. The minimum funding of $25,000 is not sufficient to satisfy our existing expenses or to complete our plan of operations without relying upon loans from Bojan Didic.

Except for fixed costs, the amounts actually spent by us for any specific purpose may vary and will depend on a number of factors. Non-fixed cost, sales and marketing and general and administrative costs may vary depending on the business progress and development efforts, general business conditions and market reception to our services. Accordingly, our management has broad discretion to allocate the net proceeds to non-fixed costs.
An example of changes to this spending allocation for non-fixed costs include Management deciding to spend less of the allotment on equipment and more on marketing. Such changes to spending may occur due to seasonal variations in market demand for our services relative to when the funds are received.

Bojan Didic made a loan to Miami Days Corp. and if necessary Bojan Didic, our sole officer and director, has verbally agreed to loan the company more funds to complete the registration process. These loans would be necessary in case we incur additional expenditures such as legal costs, audit costs and any other costs to complete our registration process.We anticipate contining to incur these expenses prior to our registration statement on Form S-1, of which this prospectus is a part, becoming effective. Nevertheless we will require full funding to implement our complete business plan.

We will require a minimum funding of approximately $33,700 to conduct our proposed operations for a minimum period of one year including costs associated with this offering and maintaining a reporting status with the SEC.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. It is not based upon an independent assessment of the value of our shares and should not be considered as such. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

The price of the current offering is fixed at $0.01 per common share. This price is significantly higher than the price paid by our sole director and officer for common equity since the Company's inception on July 5, 2012. Bojan Didic, our sole officer and director, paid $0.001 per share for the 4,000,000 common shares

Assuming completion of the offering, there will be up to 14,000,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

                                 Dilution table

Percentage of funding                        100%              75%              50%              25%
---------------------                    -----------       -----------      ----------       ----------
Amount of new funding                    $   100,000       $    75,000      $   50,000       $   25,000
Offering price                           $      0.01       $      0.01      $     0.01       $     0.01
Shares after offering                     14,000,000        11,500,000       9,000,000        6,500,000
Book value before offering per share     $    0.0009       $    0.0009      $   0.0009       $   0.0009
Increase per share                            0.0065            0.0059          0.0050           0.0035
Book value after offering per share      $    0.0074       $    0.0068      $   0.0060       $   0.0044
Dilution to investors                    $    0.0026       $    0.0032      $   0.0040       $   0.0056
Dilution as percentage                            26%               32%             40%              56%

Based on 4,000,000 common shares outstanding as of August 01, 2012 and total stockholder's equity of $4000 utilizing audited July 31, 2012 financial statements.

Since inception, the officers, directors, promoters and affiliated persons have paid an aggregate average price of $0.001 per common share in comparison to the offering price of $.01 per common share.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

YOU SHOULD READ THE FOLLOWING DISCUSSION AND ANALYSIS OF OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS TOGETHER WITH OUR CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES AND OTHER FINANCIAL INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS. SOME OF THE INFORMATION CONTAINED IN THIS DISCUSSION AND ANALYSIS OR SET FORTH ELSEWHERE IN THIS PROSPECTUS, INCLUDING INFORMATION WITH RESPECT TO OUR PLANS AND STRATEGY FOR OUR BUSINESS AND RELATED FINANCING, INCLUDES FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. YOU SHOULD REVIEW THE "RISK FACTORS" SECTION OF THIS PROSPECTUS FOR A DISCUSSION OF IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE RESULTS DESCRIBED IN OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS CONTAINED IN THE FOLLOWING DISCUSSION AND ANALYSIS.

We are a development stage corporation and only recently started our operations. We have not generated or realized any revenues from our business operations. Our cash balance is $70,84 as of December 6,2012. Our current cash balance will not be sufficient to fund our operations for the next 12 months and to qualify our minimum cash requirements necessary to fund 12 months of operations, if we are unable to successfully raise money in this offering. We have been utilizing and may utilize funds from Bojan Didic, our President, Treasurer, Secretary and sole director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. There is no a maximum amount of funds that our President has agreed to advance. Mr. Didic has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to achieve our business plan goals, we will need the funding from this offering.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues. If we are unable to obtain additional working capital our business may fail. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by shareholder in our company. We must raise cash to implement our projected plan of operations.

No proceeds will be used as direct or indirect payments to Mr. Didic or his affiliates.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     * have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
     * comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
     * submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
     * disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

12 MONTH PLAN OF OPERATIONS:

We currently anticipate generating revenues in the last month of our 12 month plan of operations. Currently our funds on hand are not sufficient to implement our plan of operations. We are dependent on the funds from this offering and loans made by our sole officer and director to execute our plan of operations. There can be no assurances that we will be able to obtain sufficient funding, if at all. If we are not able to raise sufficient funds, our business will be delayed or fail. The increased amount of funding, if any, will allow us to open more locations, hire more workers, and improve our marketing. We believe that as the level of funding increases so does the possibility of our commercial success. The table below illustrates different levels of funding scenarios.

                                    $25,000      $50,000     $75,000    $100,000
                                   --------     --------    --------    --------
Legal and professional fees &
Public company reporting cost      $ 10,000     $ 10,000    $ 10,000    $ 10,000
Net proceeds                       $ 15,000     $ 40,000    $ 65,000    $ 90,000
The net proceed will be used:
  Kitchen and food equipment       $  4,500     $ 13,500    $ 16,000    $ 23,000
  Marketing & advertising          $  2,000     $  6,000    $ 10,000    $ 17,000
  Office equipment                 $  2,000     $  2,000    $  3,000    $  4,000
  Hiring personnel and Salaries    $  2,700     $  3,000    $  5,000    $ 10,000
  Inventory of raw food products   $  1,500     $  4,500    $  8,000    $ 13,000
  Rent                             $  2,300     $ 11,000    $ 23,000    $ 23,000

Our 12 month rent expense base is $12,000. In case of a 25% funding scenario we will need to rely upon loans from Bojan Didic our sole officer and director to cover our rent expense. Below are the business milestones we hope to accomplish, with execution times and minimum cost for the $25,000 funding scenario with added differences for the three higher funding scenarios.

MILESTONE 1

Establish an office at the rented premises and do any necessary fixing to the rented property in order for it to be functional as a food selling point at the front and a company office at the rear of the unit, this will include:
Setting the office up with equipment and furniture $1,000.
Buying table and chairs, computer, printer/scanner, establishing connections and wiring: - $1,000.
At the $75,000 funding level we will purchase $3,000 worth of furniture and computer equipment.
At the $100,000 funding level we will purchase $4,000 worth of furniture and computer equipment.
Pay rent - $1,000 ($2,000 has been paid on October 15th 2012, one month rent and a $1,000 security deposit).
At the $75,000 and $100,000 funding levels we will rent additional space to open an additional location for an added cost of $1,000 per month and $1,000 security deposit.

Time frame - 1st - 2nd month. Costs - $3,000($25,000 FUNDING), $3,000 ($50,000
FUNDING) $6,000 ($75,000 FUNDING), $7,000 ($100,000 FUNDING)

MILESTONE 2

Print business cards, run promotional ads in local newspapers and on radio: -
$800
Commence web-based marketing, utilize online services as well as social networking services, use platforms and sites focusing on facilitating Company's online presence, utilize social networks like Facebook Twitter, Ziggs and Linkedin. (No anticipated expense for this step).
Develop company website, update and pay hosting, domain registration and servers
- $200
Pay rent - $2,000.
At the $25,000 funding level we will have run out of funds allocated for rent and will rely on director loans to pay for this expense. We have no formal agreement with with our director with respect to such loans.
At the $50,000 funding we will increase expenditures for website, business cards and advertising flyers to $3,000
At the $75,000 and $100,000 funding levels rent expenditures will increase by additional $1,000 per month due to additional rented space, advertising and marketing will increase substantially for competitions, promotional offers and greater product promotions and marketting efforts.

Time frame - 3rd - 4th month. Costs - $3,000 ($25,000 FUNDING), $5,000 ($50,000
FUNDING) $9,000 ($75,000 FUNDING), $12,500 ($100,000 FUNDING)

MILESTONE 3

Equip the food selling point and the kitchen with following items:
Shelves, table and cupboards - $650
Barbeque grill - $600
Aspirator - $350
Refrigerator - $350
Freezer - $300
Sink - $150
Deep fryer - $150
Pans and plates - $1000
Professional cutlery, knifes - $550
Any additional equipment - $400
At the $25,000 funding level we will purchase $4,500 worth kitchen equipment. At the $50,000 funding level we will purchase $13,500 worth of kitchen equipment.
At the $75,000 funding level we will purchase $16,000 worth of additional kitchen equipment and machines.
At the $100,000 we will purchase $23,000 worth of kitchen equipment. Additional equipment means more of the above items (adding machines in the higher two scenarios).
Pay rent: $1,000.
At the $75,000 and $100,000 funding levels rent expenditures will increase by additional $1,000 per month due to additional rented space.

Time frame - 5th month. Costs - $5,500 ($25,000 FUNDING), $14,500 ($50,000
FUNDING) $18,000 ($75,000 FUNDING), $25,000 ($100,000 FUNDING)

MILESTONE 4

Develop further company website, include business and corporate information, include product information, add marketing details - $1,000
Pay rent - $2,000.
At the $75,000 and $100,000 funding levels rent expenditures will increase by an additional $1,000 per month due to additional rented space.

Time frame - 6th - 7th month. Costs - $3,000 ($25,000 FUNDING), $5,000 ($50,000
FUNDING) $9,000 ($75,000 FUNDING), $12,500 ($100,000 FUNDING)

MILESTONE 5

Place ads for recruitment - (utilize free local classified advertising). Screen applications. (No cost).
Asses relevant candidates. (No cost).
Interview. (No cost).
Select suitable candidates. (No cost).
Pay rent - $2,000.

At the $75,000 and $100,000 funding levels rent expenditures will increase by additional $1,000 per month due to additional rented space.

Time frame 8th - 9th month. Costs - $2,000 ($25,000 FUNDING), $2,000 ($50,000
FUNDING) $4,000 ($75,000 FUNDING), $4,000 ($100,000 FUNDING)

MILESTONE 6

Employ a local manager/sign working agreement - $500
Employ a cook/sign working agreement - $400
Employ a salesman/sign working agreement - $300
Employ a part time cleaner/sign working agreement - $150
Pay rent: - $2,000.
At the $75,000 and $100,000 funding levels rent expenditures will increase by additional $1,000 per month due to additional rented space, and allocation for personnel salaries will increase.

Time frame - 10th - 11th month. Costs - $3,350 ($25,000 FUNDING), $3,500 ($50,000 FUNDING) $6,500 ($75,000 FUNDING), $9,000 ($100,000 FUNDING)

MILESTONE 7

Buy raw products for food preparation and sales: $1,500. Raw product expense will increase to: $4,500 for the $50,000 funding level; $8,000 for the $75,000 funding level; and $13,000 for the $100,000 funding level.
Allocate more towards salaries or hire additional personel if funding level is $50,000 or higher.
Begin sales.We currently expect to open our first food outlet approximately by January 2014.
Pay rent: - $1,000.
At the $75,000 and $100,000 funding levels rent expenditures will increase by additional $1,000 per month due to additional rented space.
Pay salaries - $1,350. Salaries payment will be increased to $1,500 forthe $50,000 funding level; $5,000 for the $75,000 funding level; and $5,000 for the $100,000 funding level.

Time - frame 12th month. Costs - $3,850 ($25,000 FUNDING), $7,000 ($50,000
FUNDING) $12,500 ($75,000 FUNDING), $20,000 ($100,000 FUNDING)

Public company reporting cost in all funding scenarios $10,000

Estimated 12 month business expenditures in the 25% funding event $33,700 Estimated 12 month business expenditures in the 50% funding event $50,000 Estimated 12 month business expenditures in the 75% funding event $75,000 Estimated 12 month business expenditures in the 100% funding event $100,000

In addition, we currently owe Bojan Didic, our sole officer and director, $6,600. We do not plan to repay this loan during this 12 month period, however it is "payable upon demand" and there are no guarantees that Mr. Didic will not request this loan be repaid during such 12-month period

COMPLETE OUR PUBLIC OFFERING

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

RESULTS OF OPERATION

Since inception on July 5, 2012 we incorporated the company, have prepared a business plan and entered into a rental agreement with Slavko Didic. Slavko Didic is the father of Bojan Didic, our sole officer and director. The Agreement is filed as exhibit to this registration statement. Pursuant to the terms of the agreement, we will rent space located at Save Jovsica 9E, Zvezdara 11000 Belgrade, Serbia from November 1, 2012 through November 1, 2013 from Slako Didic for $1,000 per month. If rent is not paid we will have to pay an additional $100.00 After the expiration of the initial lease term, the lease is automatically renewable on a month to month basis but either party can terminate by providing the other with 30-days' written notice. On November 15, 2012, the rental agreement was amended to provide for a suspension of monthly rent payments of $1,000 until the Company raises funds sufficient to begin operations. However, the Company will not be entitled to occupy the premises until it is able to resume making monthly rent payments. Bojan Didic has verbally agreed to cover the rental cost if funds raised in the offering are insufficent.


Our loss since inception is $9,821 for filing costs related to the incorporation of the Company. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.


We have generated no revenue since inception due to the fact that we are a development stage company and have not sold products or provided any services to any client. Since inception, we have sold 4,000,000 shares of common stock to our sole officer and director for gross proceeds of $4,000.00

LIQUIDITY AND CAPITAL RESOURCES


As of December 6, 2012, the Company had $70,84 in cash and liabilities of $6,600 comprising $6,600 owed to Bojan Didic, our sole officer and director, for loans made by him to us. Such loans are non-interest bearing, unsecured and payable upon demand. Mr. Didic will be repaid from revenues of operations when and if we generate revenues. There can be no assurances as to the timing of when we will generate revenues, if at all. However Mr. Didic can demand repayment of the outstanding loans at any time. Mr. Didic may demand payment prior to us generating revenues or raising other funding. If he does, we may not have funds sufficent to make such repayment which would result in our defaulting on such loan and our company may become insolvent and we may not have funds necessary for our operations.

We have certain fixed long term financing requirements. We anticipate the annual cost of running one fast food outlet to be approximately $65,000. This is based on our estimatedl cost of running one fast food outlet to be $48,320, the annual public company reporting costs to be $10,000 and the repayment of the debt owed to Mr. Didic currently in the amount of $6,600..

Since inception, we have sold 4,000,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $4,000.00

To meet a small part our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others. We have determined that our near term requirement is aproximately $32,540, the average pre and post-offering burn rate and expenditure for the next 12 months If the Company is unable to obtain such amount, it will be unable to effectuate its business plan and will cease operations.

We are highly dependent upon the success of this offering. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans from other third parties, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.00

Should the Company fail to sell less than all its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

SIGNIFICANT ACCOUNTING POLICIES

Our financial statements have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. The financial statements have, in our opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

BASIS OF PRESENTATION

The Company reports revenues and expenses use the accrual method of accounting for financial and tax reporting purposes. The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (US
GAAP) applicable to development stage companies.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The Company accounts for income taxes under ASC 740 "INCOME TAXES" which codified SFAS 109, "ACCOUNTING FOR INCOME TAXES" and FIN 48 "ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES - AN INTERPRETATION OF FASB STATEMENT NO. 109."Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Accounting Standards statements No. 107, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

                             DESCRIPTION OF BUSINESS

BUSINESS IN GENERAL


Miami Days Corp. is a newly formed company registered in the State of Nevada on July 5,2012. We are in the fast food business. The corporation is at a development stage. Our objective is to establish a market in the Balkan region, particularly in the countrie of Serbia. We intend to provide the community with authentic and traditional Serbian fast food, which includes barbequed beef, pork, lamb, chicken, hamburgers, cheeseburgers, minced meat pies, French fries and traditional Serbian salads, pickles and garnish. We plan to generate revenue by selling traditional Serbian fast food cuisine from a chain of fast food outlets. At this point pilot restaurant hasn't been opened yet and at the maximum funding level we will only be able to open two locations.


To date we have incorporated our company and paid state fees. We have prepared a business plan and have an agreement with Slavko Didic to rent a property in order to conduct our business at Save Jovsica 9e, Zvezdara 11000, Belgrade, Serbia. The Company has purchased a Gorenje chest freezer FH330W for use of storing raw food products, and has also purchased an Internet domain name. Currently, we are proceeding with development of our company website. We have conducted market research of the business market related to food and restaurants. and researched government regulations in relation to our type of business.

We have not opened a fast food outlet to date and our sole officer and director has no prior experience opening or managing restaurants in Serbia. Subject to sufficient financing, we plan to hire a local manager to, among other things, and train and manage employees. Currently we have limited funds on hand and we rely on funding from this offering to implement our "12 month plan of operations". If we are able to obtain additional financing and increase our funding levels25%, 50%, 75% and 100% we plan to keep our plan of operations the same and increase expenditures in the areas of: Tools and Equipment, Office expenses, Raw foods, Marketing, Salaries and Rent. The exact amounts of expenditures are outlined in "Use of Proceeds" section. We believe that increased funding will allow us to open additional locations, hire more workers, and improve our marketing and the probability of commercial success.

We currently anticipate completing our first fast food outlet in Belgrade, Sebia and commencing operations of such outlet by January 2014. We anticipate costs to complete this initial outlet to be $23,350 . These opening cost estimates are specific to opening our first fast food outlet in Belgrade, Serbia and do not include costs related to us as a public reporting company. We specifically used assumptions of the costs of kitchen and food equipment, marketing & advertising, office equipment, one month salaries, inventory of raw food products and eleven month rent and security deposit amount to calculate these costs.

Anticipated costs to open one first fast food outlet                     $23,350

Kitchen and food equipment                                               $ 4,500
Marketing & advertising                                                  $ 2,000
Office equipment                                                         $ 2,000
1 month salaries                                                         $ 1,350
Inventory of  raw food products                                          $ 1,500
11 moth rent & deposit                                                   $12,000

We anticipate the minimum annual costs to operate our one fast food outlet in Belgrade, Serbia to be $48,320. We specifically used costs of rent, inventory of raw food products, salaries, marketing & advertising for twelve months to calculate such expenditure estimates.

Anticipated costs to anually operate one first fast food outlet          $48,320

Kitchen and food equipment (replacement and repair cost)                 $ 2,000
Marketing & advertising                                                  $ 2,000
Office equipment (replacement cost)                                      $   270
12 month salaries                                                        $16,200
Inventory of  raw food products                                          $18,000
Rent                                                                     $12,000

The assumed number of employees were determined while working on our plan of operations and the use of proceeds. We also believe that it is likely to be less profitable to allocate a greater part of funds in order to buy a property outright. The Company assumptions are based upon analyzing an average salary rate in Belgrade and an average price of business property for sale in Belgrade versus the average price of a business property for rent in the city. Other assumptions were drawn from similar market observations of ususal costs of products and services and employees that are related to our business.

The Company currently does not have sufficient funds to implement our planned activities and will require additional financing. Since the Company has no financial arrangements or plans currently in effect, its inability to raise funds will have a severe negative impact on its ability to remain a viable company and the Company will not be able to continue or expand operations.

MAIN DIFFERENCES IN EACH ALTERNATE PLAN OF OPERATIONS:

                                    $25,000      $50,000     $75,000    $100,000
                                   --------     --------    --------    --------
Proceeds less public reporting
fees will be used as follows:
  Kitchen and food equipment        $  4,500    $ 13,500    $ 15,000    $ 22,000
  Marketing & advertising           $  2,000    $  6,000    $ 10,000    $ 17,000
  Office equipment                  $  2,000    $  2,000    $  3,000    $  4,000
  Hiring Personnel and Salaries     $  2,700    $  3,000    $  8,000    $ 10,000
  Inventory of raw food products    $  1,500    $  4,500    $  8,000    $ 13,000
  Rent                              $  2,300    $ 11,000    $ 24,000    $ 24,000

$25,000 FUNDING LEVEL: we will run out of funds allocated for rent and will rely on director loans to pay for this expense by month 3 of 12 month plan of operations

$50,000 FUNDING LEVEL: more personnel are hired in month 12 of operations. Operations expand and expenditures increase as stated in the table above. By expanding our operations, we purchase more equipment and raw products, hire more personnel and increase marketing efforts.

$75,000 FUNDING LEVEL: rent additional space to open an additional location for an added cost of additional $1,000 per month during month 1 of plan of operations. Operations expand from previous funding level and expenditures increase as stated in the table above, and work capacity increases in each location.

$100,000 FUNDING LEVEL: operations expand further from previous funding level and expenditures increase further as stated in the table above, this allows us to run 2 locations, and have significantly greater marketing efforts and personnel.

We intend to be unique by offering something recognizable to the Serbian consumer yet simple enough to be viewed as an exotic spin on what is still essentially a fast food meat and burger joint. From our research on the success of Itlian, Chinese and Lebanese themed fast-food outlets we have concluded that the Serbian market might still be open for the unique Balkan angle. Also, we believe this region to have a cheap labor force, and our start up operating cost are presumed to be relatively cheap.based upon average employee salaries and average prices of services that we would typically require. We will need a minimum of $33,700 to implement our plan of operations, which amount we plan to raise from the net proceeds of this offering.

DESCRIPTION OF PRODUCT

The `Pljeskavica' will be our initial main sale product: a half-pound slab of grilled meat - a pork and beef compound mixed with a blend of herbs and spices - slapped in a lightly toasted sesame seed bun and served with a generous side portion of salad, pickles and garnish.

In the Balkans we get an impression that consumers don't like their food dry and they seem to like to temper red meat with salads and spicy pepper garnishes. http://en.wikipedia.org/wiki/Serbian_cuisine

Leading sales we will seek to have from offering of the Cevap, Raznjic and Kobasica burgers. These will be quarter-pounders, grilled and made exclusively and respectively from beef, pork and lamb. Skewered chicken kebabs and sausages as well as pastries with multiple meat and vegetable options will also be on the menu also offers of fries and fizzy drinks.

Pljeskavica is a mixture of ground meat which will sell for $15.50 per kilogram, Cevap is a grilled dish of a minced meat, which will sell for $16.80 per kilogram, Raznjic is a type of skewered kebab, which will sell for $14.20 per kilogram, and Kobasica is type of sausage which will sell for $10.30 per kilogram. Kilograms are used to simplify pricing burgers are sold in smaller portions. There are 35.274 ounces in a Kilogram.

PREPARATION SALES AND PAYMENT

Before the frying process, meet will be grind and minced, seasoned, marinated and pre processed with oil, salt and additives. This process will be done by a butcher/supplier at a remote location where products will also be shaped, or by a cook near the position of frying and sales. We expect the costumers to come to the outlet itself and place orders at the position where they will also make payments and receive ordered food ready to eat. We may also receive larger orders for events, perhaps by companies, when customers will be invoiced and the bill will be settled by a cash payment, check or an electronic transaction.

TARGET MARKET CLIENTS/POTENTIAL CLIENTS

Our target clients will initially be students so we will look to establish our outlets close to the college campuses. We may also establish outlets in the malls and near student dormitories, districts heavily populated by student communities. We hope to use a marketing strategy of offering a cheap and moderately healthy alternative to established fast-food brands and initially targeting college communities, and then expanding to the wider adult and child population.

COMPETITION

Miami Days Corp. intends to work to be efficient and innovative in order to secure business and achieve success by offering a good product at competitive prices.

The Fast Food Service is very developed in Serbia, which is the region where the company will start its operations. Burger selling outlets are large in number and this is caused in part by the low cost of meat and an abundance of inexpensive Soya and additives. In a developed and competitive local market, Miami Days Corp. will also be competing with international establishments such as Macdonald's and KFC.

We believe that many of our competitors have greater financial resources and liquidity and may be able to withstand sales or price decreases better than we can at present time. We also expect to continue to face rivalry from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Company endeavors to research and apply marketing strategies, quality analysis and customer service reviews in order to sustain and gain customer loyalty.

MARKETING AND ADVERTISING

Miami Days Corp. hopes to engage in advertising using the full spectrum of media options such as social media. We aim to have a strong online presence utilizing online social forums such as Facebook, Twitter, and various other business blogs and media. This we anticipate to take place from second and third month of the Company's plan of operations in 2013 at a minimum cost of $2,000 towards marketing and advertising efforts. The key feature of Miami Days Corp. will be authentic Balkan food with a `fast food' and `Western' twist. An authentic, traditional product that doesn't take 30 minutes to serve but is `ready to go'.

Utilizing billboard displays might also be a good way to market ourselves and we may display our most appropriate food products for a specified period in accordance with the time of the year. For example heavier pork dishes during the cold winters and lighter chicken products during the summer. Costs for the mararkettng in our plan in the first year is expected to rise to $17,000, if the Company sells 100% of its shares in this offering. We would then anticipate planned advertising to begin approximately in September 2013.

Other traditional advertising methods will be used such as running promotional ads in local newspapers as well as radio ads. The costs for it will be drawn from the $2,000 first year budget in $25,000 funding scenario and this method will be utilized in the plan from the third month of operations. Allocated funds for mentioned marketing events are $2,000 in a 25% funding scenario, then increasing to $3,000 in a 50% scenario, to $10,000 in a 75% event, and $17,000 in a 100% funding scenario.

                            DESCRIPTION OF PROPERTY

On August 7, 2012, we signed a rental agreement with Slavko Didic to rent the premises located at Save Jovsica 9E, Zvezdara 11000 in Belgrade, Serbia. The agreement provides for an initial 12-month term commencing on November 1, 2012 for a monthly rent of $1,000, and a $1,000 security deposit. The agreement is automatically renewable on a month to month basis after the end of the initial term, but may be terminated by either party giving to the other at least a 30-day prior written notice. On November 15, 2012, the rental agreement was amended to provide for a suspension of monthly rent payments of $1,000 until the Company raises funds sufficient to begin operations. However, the Company will not be entitled to occupy the premises until it is able to resume making monthly rent payments.

We believe that this space in Belgrade will be sufficient for our current operations.

A Freezer Chest, model: Gorenje Chest Freezer FH330Whas been purchased by the company in order to be utilized within the company's business. The Company has also purchased an Internet Domain, it has been obtained with a specific purpose of building a company website. http://www.miamidayscorp.com/

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

GOVERNMENT REGULATIONS

There is a state enforced regulation controlled by the Ministry of Agriculture and Trade. Our business has to maintain standardized hygienic practices. As a company of food processing and sales, the business falls within an institution that has to be HACCP Certified. However only companies where food is produced and manufactured for export from Serbia Hazard analysis and critical control points certified regulation has to be implemented. Therefore our business will remain in compliance while producing food only for internal sales and not for the external market, HACCP certification will not be required in that case.

                                   EMPLOYEES

We are a development stage company and currently have no employees other than Bojan Didic, our sole officer and director. We intend to hire employees on as needed basis, subject to sufficient funding.

                               LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and
(4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not a party to any pending material legal proceedings and are not aware of any threatened or contemplated proceeding by any governmental authority against the Company.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The following table sets forth as of September 01, 2012, the names, positions and ages of our current executive officers and directors.

Name and Address of Executive
   Officer and/or Director          Age                    Position
   -----------------------          ---                    --------

Bojan Didic                         32       President, Secretary, Treasurer and
1504 Bay Road, Suite 924                     Director
Miami
Florida 33139
USA

The following is a brief description of the business experience of our executive officers and director:

Mr. Didic has served as our Presdient, Secretary, Treasurer and a director since its formation. Since 2008, Mr. Didic has worked as an assistant restaurant manager in Mr. Chow Restaurant in Miami Beach, Florida. Prior thereto from 2007 to 2008, Mr. Didic worked as a sommelier and wine expert at Mr. Chow restaurant in Tribeca in New York City. . Mr. Didic received a three year education from the College of Hotel Management in Belgrade, Serbia. In 2003, the Association of Professional Hoteliers 7 STARS issued a certificate to Bojan Didic for successful completion of the program in Food & Beverage Technology Service, Gastronomy & Cuisine and Wine Technology. Mr. Didic was selected to serve as director of our company based on his education and experience in the food and restaurant business.

Mr. Didic is not a director in any other U.S. reporting companies nor has he been affiliated with any company that has filed for bankruptcy within the last ten years. The Company is not aware of any proceedings to which any of the Company's officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company's subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Our president will be devoting approximately twenty hours a week of his business time to our operations. Once we expand operations, and are able to attract more customers to purchase our services or products, Bojan Didic has agreed to commit more time as required. Because Mr. Didic will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in lack of revenues and a cessation of operations.

TERM OF OFFICE

Our director is appointed to hold office until the next annual meeting of our stockholders or until her respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Bojan Didic who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to our management and us.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

SIGNIFICANT EMPLOYEES

We have no employees. Our sole officer and director, Mr. Bojan Didic, currently devotes approximately twenty hours per week to company matters. After receiving funding pursuant to our business plan Mr. Didic intends to devote as much time as he deems necessary to manage the affairs of the company.

                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary and all other executive officers (collectively, the "Named Executive Officers") from inception on July 5, 2012 until July 31, 2012:

SUMMARY COMPENSATION TABLE

                                                                     Non-Equity      Nonqualified
 Name and                                                            Incentive         Deferred
 Principal                                     Stock      Option        Plan         Compensation    All Other
 Position       Year     Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)   Earnings($)  Compensation($)  Total($)
 --------       ----     ---------  --------  ---------  ---------  ---------------   -----------  ---------------  --------
Bojan Didic,   July 05,     -0-        -0-       -0-        -0-           -0-              -0-           -0-           -0-
President,     2012 to
Treasurer and  July 31,
Secretary      2012

There are no current employment agreements between the company and its officers.

Mr. Bojan Didic currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our officer or director or employees.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of July 31, 2012:

                   Fees                              Non-Equity      Nonqualified
                  Earned                             Incentive         Deferred
                 Paid in      Stock      Option        Plan          Compensation      All Other
    Name         Cash($)     Awards($)  Awards($)  Compensation($)    Earnings($)    Compensation($)   Total($)
    ----         -------     ---------  ---------  ---------------    -----------    ---------------   --------
Bojan Didic        -0-         -0-         -0-           -0-              -0-              -0-            -0-

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 16, 2012, we issued a total of 4,000,000 shares of restricted common stock to Bojan Didic, our sole officer and director in consideration of $4,000.00

Further, as of December 6, 2012 we owe Mr. Didic $6,600 for funds advanced to us as of such date This loan is unsecured and due on demand. Mr. Didic will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Didic and Mr. Didic will be repaid from revenues of operations when and if we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Didic does not bear interest..

On August 7, 2012, we signed a rental agreement with Slavko Didic to rent the premises located at Save Jovsica 9E, Zvezdara 11000 in Belgrade, Serbia. The agreement provides for an initial 12-month term commencing on November 1, 2012 for a monthly rent of $1,000, and a $1,000 security deposit. The agreement is automatically renewable on a month to month basis after the end of the initial term, but may be terminated by either party giving to the other at least a 30-day prior written notice. On November 15, 2012, the rental agreement was amended to provide for a suspension of monthly rent payments of $1,000 until the Company raises funds sufficient to begin operations. However, the Company will not be entitled to occupy the premises until it is able to resume making monthly rent payments. Slavko Didic, is the father of Bojan Didic, our sole officer and director.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of December 6, 2012, concerning the number of shares of our common stock owned beneficially as of the date of this prospectus by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

                  Name and Address of       Amount and Nature of
Title of Class    Beneficial Owner(1)       Beneficial Ownership      Percentage
--------------    -------------------       --------------------      ----------

Common Stock        Bojan Didic             4,000,000 shares of           100%
                    1504 Bay Road,          common stock (direct)
                    Suite 924
                    Miami FL 33139

----------
(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this prospectus. As of the date of this prospectus, there were 4,000,000 shares of our common stock issued and outstanding.

A total of 4,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Our investors are not allowed to rely on Rule 144 of the Securities Act for a period of one year from the date that we cease to be a shell company. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB.

There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 4,000,000 restricted shares of our common stock.

                   PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Miami Days Corp. has 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 10,000,000 shares of its common stock for sale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. Company Director Mr. Bojan Didic will deliver prospectuses to these individuals and to others who he believes might have interest in purchasing part of this offering.

In connection with the Company's selling efforts in the offering, Bojan Didic will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Mr. Didic is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Didic will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities.

Mr. Didic is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Didic will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Didic will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or
(iii).

MIAMI DAYS CORP. will receive all proceeds from the sale of the 10,000,000 shares being offered. The price per share is fixed at $0.01 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales of our common stock will be made at a fixed price for the duration of this offering.

The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.01 per share.

STATE SECURITIES - BLUE SKY LAWS

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Miami Days Corp. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Our shares of common stock are subject to the "penny stock" rules of the Securities and Exchange Commission. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

Miami Days Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $10,000.00.

OFFERING PERIOD AND EXPIRATION DATE

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of one year unless extended for up to an additional six months in the sole discretion of our board of directors. . The offering shall terminate on the earlier of (i) the date when the sale of all 10,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 10,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) the 365th day after the effective date of this prospectus (unless extended for up to an additional six months in the sole discretion of our board of directors). We will not accept any money until this registration statement is declared effective by the SEC.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you must

     -    execute and deliver a subscription agreement; and
     -    deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Miami Days Corp."

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

                           DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. Our Articles of Incorporation do not authorized us to issue and preferred stock. As of July 31, 2012, there were 4,000,000 shares of our common stock issued and outstanding that was held by one registered stockholder of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company
(iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition law provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition law. The control share acquisition law is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition law do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition law may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                                  LEGAL MATTERS

David Lubin & Associates, PLLC has opined on the validity of the shares of common stock being offered hereby.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

                              FINANCIAL STATEMENTS

Our fiscal year end is July 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by a firm of Certified Public Accountants.

Our financial statements from inception (July 5, 2012) to July 31, 2012 immediately follow:

                              AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

                                MIAMI DAYS CORP.

                          INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm                     F-2

Financial Statements

     Balance Sheet - July 31, 2012                                          F-3

     Statement of Operations - July 5, 2012 through July 31, 2012           F-4

     Statement of Stockholders' Equity (Deficit) - July 5, 2012 through
     July 31, 2012                                                          F-5

     Statement of Cash Flows - July 5, 2012 through July 31, 2012           F-6

Notes to Financial Statements                                               F-7

Financial Statements

     Balance Sheet - October 31, 2012                                       F-10

     Statement of Operations - for the quarter ended October 31, 2012       F-11

     Statement of Stockholders' Equity (Deficit) - for the quarter
     ended October 31, 2012                                                 F-12

     Statement of Cash Flows - for the quarter ended October 31, 2012       F-13

Notes to Financial Statements                                               F-15

                            RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Miami Days Corp.
Miami Beach, Florida

I have audited the accompanying balance sheet of Miami Days Corp. (a development stage company) as of July 31, 2012, and the related statements of operations, stockholders' equity and cash flows for the period from July 5, 2012 (inception) through July 31, 2012. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Miami Days Corp. as of July 31, 2012, and the results of its operations and its cash flows for the period from July 5, 2012 (inception) through July 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements the Company has suffered a loss from operations and has limited working capital that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Aurora, Colorado                             /s/ Ronald R. Chadwick, P.C.
August 24, 2012                              -----------------------------------
                                             RONALD R. CHADWICK, P.C.

                                MIAMI DAYS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                               AS OF JULY 31, 2012

                                                                   July 31, 2012
                                                                   -------------

                                     ASSETS

Current Assets
  Cash and cash equivalents                                           $  7,775
                                                                      --------

Total Assets                                                          $  7,775
                                                                      ========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
  Current Liabilities
    Loan from director                                                   4,100
                                                                      --------

Total Liabilities                                                        4,100
                                                                      --------
Stockholders' Equity
  Common stock, par value $0.001; 75,000,000 shares authorized,
   4,000,000 shares issued and outstanding                               4,000
  Additional paid in capital                                                 0
  Deficit accumulated during the development stage                        (325)
                                                                      --------

Total Stockholders' Equity                                               3,675
                                                                      --------

Total Liabilities and Stockholders' Equity                            $  7,775
                                                                      ========


                 See accompanying notes to financial statements.

                                MIAMI DAYS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
          FOR THE PERIOD FROM JULY 5, 2012 (INCEPTION) TO JULY 31, 2012

                                                               For the period
                                                              from July 5, 2012
                                                               (Inception) to
                                                                July 31, 2012
                                                                -------------

REVENUES                                                         $         0
                                                                 -----------
OPERATING EXPENSES
  Business License and Permits                                           325
                                                                 -----------

TOTAL OPERATING EXPENSES                                                 325
                                                                 -----------

NET LOSS FROM OPERATIONS                                                (325)

PROVISION FOR INCOME TAXES                                                 0
                                                                 -----------

NET LOSS                                                         $      (325)
                                                                 ===========

NET LOSS PER SHARE: BASIC AND DILUTED                            $     (0.00)
                                                                 ===========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
 BASIC AND DILUTED                                                 2,307,692
                                                                 ===========


                 See accompanying notes to financial statements.

                                MIAMI DAYS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY
          FOR THE PERIOD FROM JULY 5, 2012 (INCEPTION) TO JULY 31, 2012

                                                                            Deficit
                                                                          Accumulated
                                       Common Stock         Additional     during the        Total
                                   --------------------      Paid-in      Development    Stockholders'
                                   Shares        Amount      Capital         Stage          Equity
                                   ------        ------      -------         -----          ------
Inception, July 5, 2012                 --      $    --      $    --        $    --        $    --

Shares issued for cash at
$0.001 per share                 4,000,000        4,000           --             --          4,000

Net loss for the year ended
July 31, 2012                           --           --           --           (325)          (325)
                                 ---------      -------      -------        -------        -------

Balance, July 31, 2012           4,000,000      $ 4,000      $    --        $  (325)       $ 3,675
                                 =========      =======      =======        =======        =======


                 See accompanying notes to financial statements.

                                MIAMI DAYS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
          FOR THE PERIOD FROM JULY 5, 2012 (INCEPTION) TO JULY 31, 2012

                                                               For the period
                                                              from July 5, 2012
                                                               (Inception) to
                                                                July 31, 2012
                                                                -------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                         $   (325)
  Adjustments to reconcile net loss to net
   cash (used in) operating activities:
  Changes in assets and liabilities:
    Increase (decrease) in accrued expenses                              0
                                                                  --------
CASH FLOWS USED IN OPERATING ACTIVITIES                               (325)
                                                                  --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                                 4,000
  Loans from director                                                4,100
                                                                  --------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                          8,100
                                                                  --------

NET INCREASE IN CASH                                                 7,775

Cash, beginning of period                                                0
                                                                  --------

Cash, end of period                                               $  7,775
                                                                  ========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                                   $      0
                                                                  ========
  Income taxes paid                                               $      0
                                                                  ========


                 See accompanying notes to financial statements.

                                MIAMI DAYS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  JULY 31, 2012


NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Miami Days Corp. is a development stage company based in Serbia and registered in the State of Nevada on July 5, 2012. Miami Days Corp. is a fast food business. The Company plans to sell Serbian fast food cuisine from a chain of fast food outlets and will be competing in the wider fast food market.

NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America ("GAAP" accounting). The Company has adopted a July 31 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $7,775 of cash as of July 31, 2012.

Fair Value of Financial Instruments
The Company's financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

                                MIAMI DAYS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  JULY 31, 2012


NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of July 31, 2012.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements
Miami Days Corp. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 3 - LOAN FROM DIRECTOR

On July 11, 2012, a director loaned $100 to the Company to open bank account. On July 16, 2012, a director loaned $4,000 to the Company for initial business operations. The loans are unsecured, non-interest bearing and due on demand.

The balance due to the director was $4,100 as of July 31, 2012.

NOTE 4 - COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On July 16, 2012, the Company issued 4,000,000 shares of common stock to a director for cash proceeds of $4,000 at $0.001 per share.

There were 4,000,000 shares of common stock issued and outstanding as of July 31, 2012.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

                                MIAMI DAYS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  JULY 31, 2012


NOTE 6 - INCOME TAXES

As of July 31, 2012, the Company had net operating loss carry forwards of approximately $325 that may be available to reduce future years' taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

                                                                   July 31, 2012
                                                                   -------------
Federal income tax benefit attributable to:
  Current Operations                                                 $    111
  Less: valuation allowance                                              (111)
                                                                     --------
Net provision for Federal income taxes                               $      0
                                                                     ========

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                                                   July 31, 2012
                                                                   -------------
Deferred tax asset attributable to:
  Net operating loss carryover                                       $    111
  Less: valuation allowance                                              (111)
                                                                     --------
Net deferred tax asset                                               $      0
                                                                     ========

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $325 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 7 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of July 31, 2012. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 8 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to July 31, 2012 to August 24, 2012, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                                MIAMI DAYS CORP.
                         (A Development Stage Company)
                                 BALANCE SHEETS

                                                          July 31,          October 31,
                                                            2012               2012
                                                          --------           --------
                                                                           (Unaudited)
                                     ASSETS

CURRENT ASSETS
  Cash                                                    $  7,775           $    429
                                                          --------           --------
      TOTAL CURRENT ASSETS                                   7,775                429
                                                          --------           --------

Fixed Assests                                                   --                350
                                                          --------           --------

TOTAL ASSETS                                              $  7,775           $    779
                                                          ========           ========

              LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Loan from director                                      $  4,100           $  6,600
                                                          --------           --------
      TOTAL CURRENT LIABILITIES                              4,100              6,600
                                                          --------           --------

TOTAL LIABILITIES                                            4,100              6,600
                                                          --------           --------
STOCKHOLDERS' EQUITY
  Common stock, $.001 par value;
    75,000,000 shares authorized;
    4,000,000 shares issued and outstanding                  4,000              4,000
  Additional paid in capital                                    --                 --
  Deficit accumulated during the dev. stage                   (325)            (9,821)
                                                          --------           --------
TOTAL STOCKHOLDERS' EQUITY                                   3,675             (5,821)
                                                          --------           --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $  7,775           $    779
                                                          ========           ========


    The accompanying notes are an integral part of the financial statements.

                                MIAMI DAYS CORP.
                         (A Development Stage Company)
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                                             July 5, 2012
                                                        Three Months          (Inception)
                                                           Ended               Through
                                                         October 31,          October 31,
                                                            2012                 2012
                                                         ----------           ----------
Revenues                                                 $       --           $       --
                                                         ----------           ----------
OPERATING EXPENSES:
  General and administrative                                  9,496                9,821
                                                         ----------           ----------
                                                              9,496                9,821
                                                         ----------           ----------

Gain (loss) from operations                                  (9,496)              (9,821)
                                                         ----------           ----------

Other income (expense)                                           --                   --
                                                         ----------           ----------

Income (loss) before provision for income taxes              (9,496)              (9,821)
                                                         ----------           ----------

Provision for income tax                                         --                   --
                                                         ----------           ----------

NET INCOME (LOSS)                                        $   (9,496)          $   (9,821)
                                                         ==========           ==========

NET INCOME (LOSS) PER SHARE
  (Basic and fully diluted)                              $    (0.00)
                                                         ==========
Weighted average number of
 common shares outstanding                                4,000,000
                                                         ==========


    The accompanying notes are an integral part of the financial statements.

                                MIAMI DAYS CORP.
                          (A Development Stage Company)
                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                Deficit
                                           Common Stock                       Accumulated
                                       --------------------                    during the
                                                     Amount      Paid-in      Development    Stockholders'
                                       Shares      ($.001 Par)   Capital         Stage          Equity
                                       ------      -----------   -------         -----          ------
Balances at July 5, 2012                    --      $    --      $    --        $     --       $     --

Common stock issued for
 cash @ $.001 per share              4,000,000        4,000           --              --          4,000

Net income (loss) for the period                                                    (325)          (325)
                                    ----------      -------      -------        --------       --------

Balances at July 31, 2012            4,000,000        4,000           --            (325)         3,675

Net income (loss) for the period                                                  (9,496)        (9,496)
                                    ----------      -------      -------        --------       --------
Balances at October 31, 2012 -
 Unaudited                           4,000,000      $ 4,000      $    --        $ (9,821)      $ (5,821)
                                    ==========      =======      =======        ========       ========


    The accompanying notes are an integral part of the financial statements.

                                 MIAMI DAYS CORP
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                     July 5, 2012
                                                                  Three Months        (Inception)
                                                                     Ended             Through
                                                                   October 31,        October 31,
                                                                      2012               2012
                                                                    --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss) during the development stage                    $ (9,496)          $ (9,821)

  Adjustments to reconcile net loss to net cash
   provided by (used for) operating activities:
                                                                    --------           --------

      NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES            (9,496)            (9,821)
                                                                    --------           --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Fixed assets                                                          (350)              (350)
                                                                    --------           --------
      NET CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES              (350)              (350)
                                                                    --------           --------


                         (Continued On Following Page)



    The accompanying notes are an integral part of the financial statements.

                                MIAMI DAYS CORP.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                         (Continued From Previous Page)

                                                                                     July 5, 2012
                                                                  Three Months        (Inception)
                                                                     Ended             Through
                                                                   October 31,        October 31,
                                                                      2012               2012
                                                                    --------           --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Loan from director                                                   2,500              6,600
  Sale of common stock                                                    --              4,000
                                                                    --------           --------
      NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES             2,500             10,600
                                                                    --------           --------

NET INCREASE (DECREASE) IN CASH                                       (7,346)               429

CASH AT THE BEGINNING OF THE PERIOD                                    7,775                 --
                                                                    --------           --------

CASH AT THE END OF THE PERIOD                                       $    429           $    429
                                                                    ========           ========

Schedule Of Non-Cash Investing And Financing Activities

None

Supplemental Disclosure
  Cash paid for interest                                            $     --           $     --
  Cash paid for income taxes                                        $     --           $     --


    The accompanying notes are an integral part of the financial statements.

                                MIAMI DAYS CORP.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                OCTOBER 31, 2012
                                   (Unaudited)


NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Miami Days Corp. is a development stage company based in Serbia and registered in the State of Nevada on July 5, 2012. Miami Days Corp. is a fast food business. The Company plans to sell Serbian fast food cuisine from a chain of fast food outlets and will be competing in the wider fast food market.

NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America ("GAAP" accounting). The Company has adopted a July 31 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Fair Value of Financial Instruments
The Company's financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

                                MIAMI DAYS CORP.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                OCTOBER 31, 2012
                                   (Unaudited)


NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of October 31, 2012.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements
Miami Days Corp. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 3 - LOAN FROM DIRECTOR

A Director loans the Company funds for working capital needs on an as needed basis. The loans are unsecured, non-interest bearing and due on demand.

The balance due to the director was $6,600 as of October 31, 2012.

NOTE 4 - COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On July 16, 2012, the Company issued 4,000,000 shares of common stock to a director for cash proceeds of $4,000 at $0.001 per share.

There were 4,000,000 shares of common stock issued and outstanding as of October 31, 2012.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

                                MIAMI DAYS CORP.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                OCTOBER 31, 2012
                                   (Unaudited)


NOTE 6 - INCOME TAXES

As of July 31, 2012, the Company had net operating loss carry forwards of approximately $325 that may be available to reduce future years' taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

                                                                   July 31, 2012
                                                                   -------------
Federal income tax benefit attributable to:
  Current Operations                                                 $    111
  Less: valuation allowance                                              (111)
                                                                     --------
Net provision for Federal income taxes                               $      0
                                                                     ========

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                                                   July 31, 2012
                                                                   -------------
Deferred tax asset attributable to:
  Net operating loss carryover                                       $    111
  Less: valuation allowance                                              (111)
                                                                     --------
Net deferred tax asset                                               $      0
                                                                     ========

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $325 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 7 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of October 31, 2012. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 8 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to October 31, 2012 to November 28, 2012, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                            [Back Page of Prospectus]

                                   PROSPECTUS

                        10,000,000 SHARES OF COMMON STOCK

                                MIAMI DAYS CORP.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL _____________ ___, 2012, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

          SEC Registration Fee                  $    11.46
          Printing Expenses                     $   240.00
          Accounting Fees and Expenses          $ 2,000.00
          Auditor Fees and
          Expenses                              $ 3,250.00
          Legal Fees and Expenses               $ 3,500.00
          Transfer Agent Fees                   $ 1,000.00
                                                ----------
          TOTAL                                 $10,001.46
                                                ==========

(1) All amounts are estimates, other than the SEC's registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 78.7502 of the Nevada Corporate Law provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

According to your bylaws:

a) The Directors shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a Director of the Corporation or a director of such corporation, including an action brought by the Corporation or corporation. Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

b) The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from him or her acting as an officer, employee or agent of the Corporation or corporation. In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of the Corporation (if he or she is not a full time employee of the Corporation and notwithstanding that she is also a Director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c) The Directors may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. On July 16, 2012, Miami Days Corp. offered and sold 4,000,000 share of common stock to our sole officer and director, Bojan Didic, for a purchase price of $0.001 per share, for aggregate offering proceeds of $4,000. Miami Days Corp. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the "Securities Act"), on the basis that the securities were offered and sold in a non-public offering to a "sophisticated investor" who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person.

ITEM 16. EXHIBITS


Exhibit
Number                        Description of Exhibit
------                        ----------------------

3.1         Articles of Incorporation of the Registrant (1)
3.2         Bylaws of the Registrant (1)
5.1         Opinion re:  Legality and Consent of Counsel (1)
10.1        Agreement dated August 07, 2012 by and between the Miami Days Corp.
            and Slavko Didic (1)
10.2        Form of Subscription Agreement (1)
10.3 Amendment Number 1 to Agreement dated November 15, 2012 by and between the Miami Days Corp. and Slavko Didic (1)
23.1        Consent of Legal Counsel (contained in exhibit 5.1) (1)
23.2        Consent of Ronald R. Chadwick, P.C. *


----------
*    filed herewith


(1) Filed as the corresponding exhibits to the Company's registration statement on Form S-1 filed with the SEC on September 11, 2012 and subsequently amended.


ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) Include any additional or changed material information on the plan of distribution.

2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in the city of Belgrade, Republic of Serbia on January 3, 2013.


                                      MIAMI DAYS CORP.


                                      By: /s/ Bojan Didic
                                         ---------------------------------------
                                      Name:  Bojan Didic
                                      Title: President and Director
                                             (Principal Executive, Financial and
                                             Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


   Signature                          Title                          Date
   ---------                          -----                          ----


/s/ Bojan Didic            President and Director               January 3, 2013
-------------------------  (Principal Executive, Financial
                           and Accounting Officer)

                                 EXHIBIT INDEX


Exhibit
Number                        Description of Exhibit
------                        ----------------------

3.1         Articles of Incorporation of the Registrant (1)
3.2         Bylaws of the Registrant (1)
5.1         Opinion re:  Legality and Consent of Counsel (1)
10.1        Agreement dated August 07, 2012 by and between the Miami Days Corp.
            and Slavko Didic (1)
10.2        Form of Subscription Agreement (1)
10.3 Amendment Number 1 to Agreement dated November 15, 2012 by and between the Miami Days Corp. and Slavko Didic (1)
23.1        Consent of Legal Counsel (contained in exhibit 5.1) (1)
23.2        Consent of Ronald R. Chadwick, P.C. *


----------
*    filed herewith


(1) Filed as the corresponding exhibits to the Company's registration statement on Form S-1 filed with the SEC on September 11, 2012 and subsequently amended.